                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a

                       First International Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

             [FIRST INTERNL BANK LOGO]

                              280 Trumbull Street
                          Hartford, Connecticut 06103
                                 (860) 727-0700

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 2, 2000

     Notice is hereby given that the regular Annual Meeting of Shareholders of First International Bancorp, Inc., a Delaware corporation (the "Company"), will be held at the Hartford Hilton Hotel, 315 Trumbull Street, Hartford, Connecticut on Tuesday, May 2, 2000 at 4 p.m. for the following purposes:

     1. To elect two Directors for three-year terms;

     2. To approve the First International Bancorp, Inc. 2000 Stock Option Plan and the reservation of 150,000 shares of the Company's common stock for issuance upon exercise of stock options granted under the plan;

     3. To ratify the January 27, 1999 sale of 200,000 shares of the Company's common stock to its Chairman, President and Chief Executive Officer; and

     4. To transact any other business as may properly come before the meeting, or any adjournment thereof.

     The close of business on March 24, 2000 has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. The bylaws require that the holders of a majority in interest of all stock issued, outstanding and entitled to vote be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.

                                          By order of the Board of Directors,

                                          /s/ Brett N. Silvers
                                          Brett N. Silvers
                                          Chairman of the Board, President and
                                          Chief Executive Officer

Hartford, Connecticut
April 3, 2000

                                PROXY STATEMENT

                       FIRST INTERNATIONAL BANCORP, INC.
                              280 TRUMBULL STREET
                          HARTFORD, CONNECTICUT 06103

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 2, 2000

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of First International Bancorp, Inc. (the "Company") to be held at the Hartford Hilton Hotel, 315 Trumbull Street, Hartford, Connecticut on Tuesday, May 2, 2000 at 4:00 p.m. and at any adjournments of that meeting. Shareholders of record at the close of business on March 24, 2000 will be entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying form of proxy are first being mailed or given to holders of common stock, par value $0.10 per share of the Company (the "Common Stock") on or about April 7, 2000.

     Proxies in the form enclosed are solicited by the Board of Directors of the Company. Any proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no instructions are given on the proxy, the proxy will be voted FOR the election, as directors of the Company, of the nominees named in this Proxy Statement; FOR the approval of the Company's 2000 Stock Option Plan and the reservation of 150,000 shares of Common Stock under that plan; and FOR the ratification of the January 27, 1999 sale of 200,000 shares of Common Stock to its Chairman, President and Chief Executive Officer. At present, management knows of no additional matters to be presented at the Annual Meeting, but if other matters are presented, the persons named in the proxy and acting under that proxy will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by that proxy.

     A proxy may be revoked at any time prior to its exercise (i) by submitting a written notice, addressed to Leslie A. Galbraith, at the principal office of the Company, revoking that proxy, or (ii) in open meeting prior to the taking of a vote. Any shareholder of the Company entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person on any matter presented for a vote to the shareholders of the Company at the Annual Meeting, whether or not that shareholder has previously given a proxy.

     Solicitation of proxies will be made initially by mail. Proxies may also be solicited personally, by telephone or by facsimile transmission by the directors, officers and other employees of the Company or of the Company's subsidiary, First International Bank (the "Bank"). The Company will bear all costs and expenses incurred in connection with this solicitation, including the cost of printing and mailing these proxy materials and the expenses, charges and fees of brokers, custodians, nominees and other fiduciaries who, at the request of the management of the Company, mail material to or otherwise communicate with the beneficial owners of the shares of Common Stock held of record by these brokers, custodians, nominees or other fiduciaries.

     Written notice of the results of the voting at the Annual Meeting or adjournments of the meeting will not be mailed to shareholders, but will be available upon request, without charge. The Company maintains its principal executive offices at 280 Trumbull Street, Hartford, Connecticut 06103, and its telephone number is (860) 727-0700.

                               VOTING SECURITIES

     As of March 24, 2000, the record date for the Annual Meeting, except as noted in Note 4 below, all of the 8,264,318 shares of Common Stock outstanding were entitled to vote at the Annual Meeting. Fractional shares are not entitled to be voted, but each full share of Common Stock entitles the holder of that share to one vote on all matters properly brought before the Annual Meeting. At present, Common Stock is the only class of capital stock of the Company that is issued and outstanding.

     The following table provides information regarding persons or organizations known by the Company to be the beneficial owners of more than five percent (5.00%) of the outstanding shares of the Common Stock as of February 1, 2000.

                                                    AMOUNT AND
                                                    NATURE OF
NAME AND ADDRESS                                    BENEFICIAL     PERCENT OF     NOTES OF
OF BENEFICIAL OWNER                                OWNERSHIP(1)      CLASS       EXPLANATION
-------------------                                ------------    ----------    -----------
Arnold L. Chase..................................   1,947,606        23.58%          (2)
c/o David T. Chase Enterprises, Inc.
280 Trumbull Street
Hartford, CT 06103
Cheryl A. Chase..................................   1,774,884        21.49%          (3)
c/o David T. Chase Enterprises, Inc.
280 Trumbull Street
Hartford, CT 06103
Brett N. Silvers.................................     814,600         9.86%          (4)
c/o First International Bank
280 Trumbull Street
Hartford, CT 06103
T. Rowe Price....................................     509,000         6.16%          (5)
Associates, Inc.
100 E. Pratt Street
Baltimore, MD 21202

---------------
NOTES OF EXPLANATION

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set opposite their respective names. Shares of Common Stock subject to options currently exercisable within sixty (60) days following February 1, 2000 are deemed outstanding for computing the share ownership and percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) Includes (i) 55,227 shares held as joint trustee with Stanley N. Bergman for the Arnold Chase Accumulation Trust I, a trust of which Mr. Chase and his children are the beneficiaries, (ii) 55,227 shares held as joint trustee with Stanley N. Bergman for the Arnold Chase Accumulation Trust II, a trust of which Mr. Chase and his children are the beneficiaries, (iii) 1,355 shares owned in joint tenancy with Sandra M. Chase, Mr. Chase's wife, (iv) 816,500 shares held as joint trustee with Kenneth N. Musen for The Arnold L. Chase Family Spray Trust, a trust of which Arnold L. Chase and his children are the beneficiaries, and (v) 250 exercisable options to purchase common stock.

    Does not include (i) 1,774,884 shares beneficially owned by Cheryl A. Chase, Mr. Chase's sister, (ii) 182,522 shares held by the Darland Trust, a trust which Rothschild Trust Cayman Ltd. is trustee and Cheryl A. Chase and her children are the primary beneficiaries, (iii) 138,169 shares owned by David
    T. Chase, Mr. Chase's father, and (iv) 55,000 shares owned by DTC Holdings Corporation a company of which Mr. Chase is a director and executive officer. Mr. Chase disclaims beneficial ownership over all shares beneficially owned by Mr. Chase's sister, father, The Darland Trust, and DTC Holdings Corporation. See "Nominees for Director of the Company" for Mr. Chase's biography.

(3) Includes (i) 55,227 shares held as joint trustee with Stanley N. Bergman for the Cheryl A. Chase Accumulation Trust I, a trust of which Ms. Chase and her children are the beneficiaries, (ii) 55,227 shares held as joint trustee with Stanley N. Bergman for the Cheryl A. Chase Accumulation Trust II, a trust of which Ms. Chase and her children are the beneficiaries, (iii) 32,039 shares are held as joint trustee with Kenneth N. Musen for the Cheryl
    A. Chase Marital Trust, a trust of which Ms. Chase and her children are the beneficiaries, (iv) 816,500 shares held as joint trustee with Kenneth N. Musen for

    The Cheryl Anne Chase Family Spray Trust, a trust of which Cheryl A. Chase and her children are the beneficiaries, and (v) 250 exercisable options to purchase common stock.

    Does not include (i) 1,947,606 shares beneficially owned by Arnold L. Chase, Ms. Chase's sister, (ii) 182,522 shares held by the Darland Trust, a trust which Rothschild Trust Cayman Ltd. is trustee and Cheryl A. Chase and her children are the primary beneficiaries, (iii) 138,169 shares owned by David
    T. Chase, Mr. Chase's father, and (iv) 55,000 shares owned by DTC Holdings Corporation a company of which Mr. Chase is a director and executive officer. Ms. Chase disclaims beneficial ownership over all shares beneficially owned by Ms. Chase's brother, father, The Darland Trust, and DTC Holdings Corporation. See "Nominees for Director of the Company" for Ms. Chase's biography.

(4) Includes (i) 100,000 shares owned by The Silvers Family Trust f/b/o Rebecca Anne Silvers, (ii) 100,000 shares owned by The Silvers Family Trust f/b/o Claudia Belle Silvers, and (iii) 414,600 shares owned by Mr. Silvers' wife. Also includes 200,000 shares which were sold by the Company to Mr. Silvers and which sale is the subject of Proposal Number 3. These 200,000 shares will not be voted at the Company's Annual Meeting. See "Ratification of the January 27, 1999 sale of 200,000 shares of the Company's Common Stock to its Chairman, President and Chief Executive Officer -- Proposal Number 3." Mr. Silvers is Chairman of the Board, Chief Executive Officer and President of the Company and Chairman of the Board and Chief Executive Officer of the Bank. See "Executive Officers of the Company and the Bank" for Mr. Silvers' biography.

(5) These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 470,000 shares, representing 5.69% of the shares outstanding) which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

                             ELECTION OF DIRECTORS
                              (PROPOSAL NUMBER 1)

     The By-laws of the Company stipulate that the business and affairs of the Company are to be managed by a Board of Directors (the "Company Board"), which is to consist of not less than three individuals divided into three classes as nearly equal in size as possible. The directors of the Company are elected by the shareholders of the Company for staggered three year terms or until their successors are elected and qualified.

NOMINEES FOR DIRECTORS OF THE COMPANY

     The following table sets forth the name and address of the nominees for Directors of the Company, their principal occupation, age and period of service as directors of the Company. Information regarding ownership of shares of Common Stock as of February 1, 2000 may be found at "Security Ownership of Management." The nominees set forth below have been nominated for three-year terms expiring in the year 2003.

                                                                                         DIRECTOR OF THE
                                                                                             COMPANY
CLASS                       NAME          AGE            PRINCIPAL OCCUPATION                 SINCE
-----                  ---------------    ---    ------------------------------------    ---------------
III                    Arnold L. Chase    48     Executive Vice President of David T.         1985
                                                 Chase Enterprises, Inc.
III                    Cheryl A. Chase    46     Executive Vice President and General         1985
                                                 Counsel of David T. Chase
                                                 Enterprises, Inc.

     The following biographical information is provided for the nominees as indicated above:

     Arnold L. Chase has been a Director of the Company since 1985 and a Director of the Bank since 1972. Mr. Chase is Executive Vice President of David
T. Chase Enterprises, Inc., a diversified conglomerate with extensive holdings in real estate, media, insurance, banking and international investments; President of Gemini

Networks, Inc., a development stage hybrid fiber coaxial company and a Director of The United Illuminating Company, a regional distribution utility. Mr. Chase's sister, Cheryl A. Chase, is also a Director of the Company and the Bank.

     Cheryl A. Chase, Esq. has been a Director of the Company since 1985 and a Director of the Bank since 1979. Ms. Chase is Executive Vice President of David
T. Chase Enterprises, Inc. and an Executive Vice President of Gemini Networks, Inc. Ms. Chase's brother, Arnold L. Chase, is also a Director of the Company and the Bank.

     If, at the time of the Annual Meeting, either of the nominees is unable to serve or declines to serve, the discretionary authority provided in the proxies may be exercised to vote for a substitute or substitutes, who would be designated by the Board of Directors of the Company, and would be elected to the same class or classes as the nominees. The By-laws of the Company provide that any shareholder of the Company may make nominations for the election of Directors by providing written notice to the Secretary of the Company not less than one-hundred twenty (120) days nor more than one-hundred fifty (150) days prior to the anniversary date of the prior year's Proxy Statement.

     An affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is necessary for the election of the individuals named above. There is no cumulative voting in elections of directors of the Company. Unless otherwise specified, proxies will be voted in favor of the nominated individuals.

           THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

CONTINUING DIRECTORS

     Detailed below is certain information about those Directors of the Company whose terms of office do not expire at the Annual Meeting and who consequently are not nominees for re-election at the Annual Meeting.

                                                            DIRECTOR OF      TERM OF
                                                              COMPANY      OFFICE WILL
CLASS   NAME                                         AGE       SINCE         EXPIRE
-----   ----                                         ---    -----------    -----------
I       Michael R. Carter........................    45        1997           2001
I       Frank P. Longobardi......................    45        1997           2001
II      Brett N. Silvers.........................    44        1988           2002

     Mr. Carter is President of Carter Morse & Company and Carter Capital Corporation, a regional investment banking firm and registered broker-dealer, respectively. Mr. Longobardi is a partner in the certified public accounting firm of Haggett Longobardi & Company, LLC of Glastonbury, CT. Mr. Silvers is Chairman of the Board, President and Chief Executive Officer of the Company, and Chairman and Chief Executive Officer of the Bank.

     Each Director has been employed during the past five years in his respective position.

BANK DIRECTORS

     All of the above-named Directors of the Company are also Directors of the Bank (the "Bank Board"). In addition to the above-named Directors, Cheryl A. Chase, Arnold L. Chase, Leslie A. Galbraith, William J. Anderson, Craig M. Cooper, Dean Goodermote, David G. Sandberg, Kenneth R. Sonenclar and Douglas K. Woods are also Directors of the Bank. Mr. Brian Charlebois, formerly an Executive Vice President of the Bank, was also a director of the Bank until December 22, 1999, the date on which he resigned from the Bank's employ.

     Mr. Silvers, who is 44 years old, is Chairman of the Board and Chief Executive Officer of the Bank and Chairman of the Board, President and Chief Executive Officer of the Company. Ms. Galbraith, who is 38 years old, is President and Chief Operating Officer of the Bank and Executive Vice President and Secretary of the Company. Mr. Anderson, who is 60 years old, retired from the Bank in October 1997 as an Executive Vice President and currently provides consulting services to the Bank. (See "Related Party Transactions.") Mr. Cooper, who is 43 years old, is Executive Vice President of Fairbank Mortgage Corp., a regional mortgage banking lender located in Waterbury, Connecticut and a director of Fidelity First Financial Corp., a specialty finance distribution and marketing company. Mr. Goodermote, who is 46 years old, is Chief Executive Officer and President of Process Software Corp., a networking software development company, and a director of Exchange Applications, Inc., a customer relationship management software company. Mr. Sandberg, who is 49 years old, is a partner in The Cornerstone Companies, a commercial real estate firm, and is President of Cornerstone Capital Advisors, Inc., a regional investment advisor. Mr. Sandberg is also a co-General Partner of Edgewater Cove Associates LP, which owns and operates a community shopping center in East Patachogue, New York, and is currently a debtor in a Chapter 11 proceeding. Mr. Sonenclar, who is 45 years old, is President of Classics Interactive, Inc., an independent management consulting firm. Mr. Woods, who is 39 years old, is President and Chief Executive Officer of Liberty Precision Industries, an automation manufacturing company. Directors of the Bank are elected annually for a one-year term.

OTHER INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

  Attendance of Directors

     The Company and Bank Boards generally meet quarterly. Each of the Boards may have additional special meetings upon the request of the Chairman of the Board, President or a majority of their respective Directors. During the year ended December 31, 1999, the Company Board met seven times and the Bank Board met eight times. During the year ended December 31, 1999, no directors attended fewer than 75% of the aggregate Company, Bank and Committee meetings for which he or she was a member.

  Compensation of Directors

     Non-employee Directors of the Company and the Bank are compensated in the form of an annual retainer and fees for each meeting attended. Annual retainers are $2,500 for Directors of the Company, $10,000 for Directors of the Bank and $5,000 for each Committee Chairman. In addition, Directors receive a $750 fee for each board or committee meeting attended.

     The Company's Amended and Restated 1996 Stock Option Plans (the "1996 Plan") provides that immediately after the annual meeting of shareholders of the Company each year during the term of the 1996 Plan, non-employee directors of the Company or the Bank who physically attend at least 80% of the number of Company Board or Bank Board meetings (including applicable committee meetings), as applicable, in the preceding year will be granted options to purchase 1,000 shares of Common Stock. Directors of the Company who are also directors of the Bank will be entitled to receive in any year options to acquire 1,000 shares. Options granted pursuant to the 1996 Plan generally vest ratably over four years and expire ten years after grant.

     The Company's 2000 Stock Option Plan (see "Proposal Number 2") provides for substantially identical grants to non-employee directors of the Company and the Bank as set forth in the 1996 Plan. Assuming that the 2000 Stock Option Plan is adopted by the shareholders of the Company at the Annual Meeting, these provisions will replace the grants provided for in the 1996 Plan.

COMMITTEES OF THE BOARDS OF DIRECTORS

     The Company Board and the Bank Board have appointed certain committees. Among these committees are an Executive Committee, an Audit Committee, a Loan Committee, a Human Resources Committee, a Technology Committee and a Compensation Committee.

     The Executive Committee of the Bank Board meets on an ad hoc basis when empowered by the full Bank Board to take action on projects which may arise from time to time requiring more diligence or additional consultation with management or outside advisors. The Executive Committee of the Bank Board is comprised of Messrs. Silvers, Chase, Longobardi and Carter and Ms. Chase and is chaired by Mr. Silvers. During 1999, six meetings of the Executive Committee were held.

     The Audit Committee of the Company Board oversees the Company's risk management systems and in this connection reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent accountants, reviews the scope of other services provided by the Company's independent accountants, and reviews the Company's policies and procedures with respect to its regulatory compliance, internal accounting, and auditing and financial control. In addition, the Audit Committee makes recommendations to the Company Board on the engagement of its independent accountants, as well as other matters which may come before it or as may be directed by the Company Board. The Audit Committee of the Company consists of Messrs. Longobardi, Chase, Carter and Sandberg and Ms. Chase and is chaired by Mr. Longobardi. During 1999, six meetings of the Audit Committee were held.

     The Loan Committee of the Bank Board oversees the Bank's origination policies, its credit risk management systems, including its internal loan review policies and procedures. The Loan Committee of the Bank consists of Messrs. Carter, Longobardi, Sandberg, Woods and Ms. Chase and is chaired by Mr. Carter. During 1999, six meetings of the Loan Committee were held.

     The Human Resources Committee of the Bank Board determines the compensation policies and programs of the Bank, subject to final approval by the Company's Compensation Committee. The Human Resources Committee consists of Messrs. Anderson, Chase, Longobardi and Sandberg, and is chaired by Mr. Anderson. During 1999, four meetings of the Human Resources Committee were held.

     The Technology Committee of the Bank Board is responsible for monitoring technological aspects of the Bank's delivery systems. The Technology Committee consists of Messrs. Sonenclar, Chase, Cooper, Goodermote and Ms. Galbraith and is chaired by Mr. Sonenclar. During 1999, four meetings of the Technology Committee were held.

     The Compensation Committee of the Company Board provides an independent review and oversight of, and promotes corporate accountability for, executive compensation, approves performance and base compensation policies for executive management and employees, approves incentive plans and provides oversight of Company benefit programs. The Compensation Committee of the Company is comprised solely of non-management directors, Messrs. Chase, Carter and Longobardi and Ms. Chase. The Committee is chaired by Mr. Chase. The Committee was initially established in 1999 and held its first meeting in March 2000. Prior to the establishment of this committee, the functions of the Compensation Committee were performed by the Human Resources Committee.

COMPENSATION OF EXECUTIVE PRINCIPAL OFFICERS

     The following table sets forth aggregate compensation paid by the Company over the past three calendar years to each of the most highly compensated executive officers of the Company or the Bank (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                             LONG-TERM
                                                            COMPENSATION
                                                          ----------------
                                ANNUAL COMPENSATION       NUMBER OF SHARES
         NAME AND            --------------------------      UNDERLYING       ALL OTHER
    PRINCIPAL POSITION       YEAR    SALARY     BONUS     OPTIONS GRANTED    COMPENSATION
    ------------------       ----   --------   --------   ----------------   ------------
Brett N. Silvers...........  1999   $375,000   $320,000            --        $1,682,568(2)
Chairman, President and      1998   $310,961   $100,000            --        $   12,720(3)
Chief Executive Officer      1997   $286,751         --            --        $  527,053(4)
of the Company and Chairman
and Chief Executive Officer
of the Bank(1)
Leslie A. Galbraith, CPA...  1999   $225,000   $150,000        40,000        $   11,739(3)
Executive Vice President     1998   $162,452   $ 95,500        20,000        $    9,114(3)
and Secretary of the         1997   $145,258   $ 86,000        86,250        $    7,428(3)
Company and President and
Chief Operating Officer of
the Bank(5)
Shaun P. Williams, CPA.....  1999   $140,000   $ 26,962         3,150        $    9,471(3)
Executive Vice President,    1998   $105,000   $ 17,559         3,500        $    6,036(3)
Chief Financial Officer      1997   $100,000   $ 19,285         5,000        $    3,949(3)
and Treasurer of the
Company and the Bank(6)

---------------
NOTES OF EXPLANATION:

(1) Prior to December 2, 1998, Mr. Silvers was also President of the Bank.

(2) Includes approximately $1,667,703, which represents the forgiveness by the Company of the principal balance and reimbursement of the tax liabilities associated with that forgiveness of a promissory note issued by Mr. Silvers to the Company. For more detail on that promissory note, see "Related Party Transactions." Also, includes contributions to the Company's 401(k) Plan made by the Company on Mr. Silvers' behalf and the imputed value of life insurance premiums paid by the Company.

(3) Represents contributions to the Company's 401(k) Plan made by the Company on the Named Executive Officer's behalf and the imputed value of life insurance premiums paid by the Company.

(4) Includes approximately $518,000 which represents the forgiveness by the Company upon completion of the Company's public offering of certain interest payments and reimbursement of the tax liabilities associated with that forgiveness with respect to a promissory note issued by Mr. Silvers to the Company. For more detail on that promissory note, see "Related Party Transactions." Also, includes contributions to the Company's 401(k) Plan made by the Company on Mr. Silvers' behalf and the imputed value of life insurance premiums paid by the Company.

(5) Prior to September 23, 1999, Ms. Galbraith was also Chief Financial Officer and Treasurer of the Company and Bank and, prior to December 2, 1998, Ms. Galbraith was Executive Vice President and Secretary of the Bank.

(6) Prior to September 23, 1999, Mr. Williams was employed by the Bank as Senior Vice President, Commercial Banking.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information regarding stock options granted to Named Executive Officers in 1999.

                                 INDIVIDUAL GRANTS
                              -----------------------                                   POTENTIAL REALIZABLE
                                           % OF TOTAL                                     VALUE AT ASSUMED
                              NUMBER OF     OPTIONS                                     ANNUAL RATES OF STOCK
                              SECURITIES   GRANTED TO                                  PRICE APPRECIATION FOR
                              UNDERLYING   EMPLOYEES    EXERCISE                           OPTION TERM(1)
                               OPTIONS     IN FISCAL      PRICE        EXPIRATION      -----------------------
            NAME               GRANTED        YEAR      ($/SHARE)         DATE             5%          10%
            ----              ----------   ----------   ---------   ----------------   ----------   ----------
Brett N. Silvers............        --          --           --                   --          --           --
Leslie A. Galbraith(2)......    40,000       18.15%      $10.00     January 27, 2009    $251,558     $637,497
Shaun P. Williams(3)........     3,150        1.43%      $10.00     January 27, 2009    $ 19,810     $ 50,203

---------------
NOTE OF EXPLANATION:

(1) Represents the hypothetical gain, on a pre-tax basis, that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. There can be no assurance that the stock price will appreciate at the rates shown in this table.

(2) On March 15, 2000, the Company agreed to grant Ms. Galbraith additional options under the Company's Stock Option Plans to purchase 25,000 shares of Common Stock at an exercise price of $8.00 per share. These options are currently exercisable.

(3) On March 2, 2000, the Company agreed to grant Mr. Williams additional options under the Company's Stock Option Plans to purchase 15,000 shares of Common Stock at an exercise price of $8.00 per share. These options are currently exercisable.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The Named Executive Officers did not exercise any stock options in 1999. The following table details the number of shares underlying stock options as of December 31, 1999. All options held by the Named Executive Officers are exercisable. Also reported are the values of "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock of the Company of $8.00.

                                     NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                    UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                                  OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END
                                  --------------------------    -----------------------
              NAME                       EXERCISABLE                  EXERCISABLE
              ----                       -----------                  -----------
Brett N. Silvers................                --                           --
Leslie A. Galbraith.............           172,231                     $484,513
Shaun P. Williams...............            13,400                     $  9,396

EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK

     The names and ages of the Executive Officers of the Company and the Bank and each Executive Officer's position with the Company or the Bank is listed below.

         NAME           AGE   POSITIONS AND OFFICES WITH THE COMPANY OR THE BANK
         ----           ---   --------------------------------------------------
Brett N. Silvers......  44    Chairman of the Board, President and Chief
                              Executive Officer of the Company and Chairman of
                              the Board and Chief Executive Officer of the Bank
Leslie A. Galbraith...  38    Executive Vice President and Secretary of the
                              Company and President and Chief Operating Officer
                              of the Bank
Shaun P. Williams.....  40    Executive Vice President, Chief Financial Officer
                              and Treasurer of the Company and the Bank

     Mr. Silvers has served as Chairman of the Board, President and Chief Executive Officer of the Company and as Chairman of the Board and Chief Executive Officer of the Bank since 1988. Mr. Silvers served as President of the Bank from 1988 until December 1998. Ms. Galbraith served as Chief Financial Officer and Treasurer of the Company from October 1990 to September 1999 and as Secretary of the Company since March 1992. Since joining the Company, Ms. Galbraith has also been Vice President and Senior Vice President of the Company and is currently an Executive Vice President of the Company. Ms. Galbraith also served as Chief Financial Officer and Treasurer of the Bank from October 1990 to September 1999 and as President and Chief Operating Officer of the Bank since December 1998. Ms. Galbraith served as Secretary of the Bank from 1992 to December 1998. In September 1999, Mr. Williams became Chief Financial Officer and Treasurer of the Company and the Bank. Mr. Williams has served as Vice President and Senior Vice President of the Bank, responsible for management of the Bank's Credit Administration and related business units, and as a lender. In July 1997, Mr. Williams became a Commercial Banking Business Manager of the Bank.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for establishing the compensation policies of the Company and the Bank. The Compensation Committee consists of Directors who are not officers or employees of the Company.

     The Committee's primary responsibilities are to provide independent review and oversight and promote corporate accountability for executive compensation, approve performance and base compensation policies for executive management and employees, approve incentive plans, and to provide oversight of Company benefit programs.

     Pursuant to rules of the Securities and Exchange Commission, set forth below is a report prepared by the Company's Compensation Committee addressing the Company's and the Bank's compensation policies for 1999 as they affected Mr. Silvers, the Company's chief executive officer, Ms. Galbraith, the Company's executive vice president and Mr. Williams, the Company's chief financial officer and executive vice president.

  Relationship of Performance Under Compensation Plans:

     The Company's executive officer compensation program consists of three primary components: base salary, discretionary annual bonuses and grants of stock or stock options. Through these components, the Company is committed to providing an executive officer compensation program that helps to attract and retain highly qualified executive officers. As discussed before, each of the Company's executive officers is employed by the Company or Bank, as the case may be, pursuant to the terms of an employment agreement which provides for an initial base salary, discretionary bonus awards and, in the case of Ms. Galbraith and Mr. Williams, annual grants of stock options. The Compensation Committee believes that these agreements are consistent with the Company's compensation goals.

     Each executive officer's annual performance serves as the basis for making adjustments to base salary. Individual performance evaluations are closely tied to achievement of short as well as long term goals and objectives, individual initiative, team-building skills, level of responsibility and above-average corporate performance.

     The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Thus, the Committee has incorporated and will further incorporate these elements in designing the compensation packages of the Company's executive officers.

  CEO Compensation:

     Mr. Silvers serves the Company and the Bank pursuant to an employment agreement dated June 30, 1994, as amended on July 3, 1997, January 27, 1999, and further amended on March 15, 2000, which provides for his employment as Chairman and Chief Executive Officer of the Bank and as Chairman, President and

Chief Executive Officer of the Company through June 30, 2001. The terms of Mr. Silvers' contract were negotiated at arms-length. See "Employment Agreements" for a more detailed discussion of these arrangements.

  Compensation of Other Named Executive Officers:

     Leslie A. Galbraith and Shaun P. Williams have each entered into Employment Agreements with the Bank. These agreements specify the terms of their employment. See "Employment Agreements" for a more detailed discussion of these arrangements.

                                          Members of the Compensation Committee

                                          Arnold L. Chase, Chair
                                          Michael R. Carter
                                          Cheryl A. Chase
                                          Frank P. Longobardi

RELATED PARTY TRANSACTIONS

     As described below under "Compensation Committee Interlocks and Insider Participation," the Bank engages in banking transactions with directors and officers of the Company, and with their associates.

     On April 15, 1994, the Company issued 614,600 shares of Common Stock to Brett N. Silvers, Chairman of the Board, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of the Bank, for an aggregate purchase price of $1,037,796, or $1.69 per share. Mr. Silvers delivered to the Company, as payment of the purchase price, $17,560 in cash and a promissory note in the principal amount of $1,020,236 (the "First Note"). To secure the payment of the First Note, Mr. Silvers pledged all 614,600 of these shares to the Company. No principal or interest was payable under the First Note prior to December 31, 2000. The interest accrued on the First Note, and any interest that would have accrued in the future, was forgiven by the Company upon completion of the Company's public offering in September 1997. In addition to the forgiveness of interest, the Company paid a bonus to Mr. Silvers in the amount of his resulting income tax liability. On January 27, 1999, the Company agreed to forgive the remaining principal balance of the First Note and to release the 614,600 shares of Common Stock from the pledge. In addition to the forgiveness of principal, the Company agreed to pay a bonus to Mr. Silvers in the amount of his resulting income tax liability. See "Employment Agreements."

     On January 27, 1999, the Company agreed to sell 200,000 shares of Common Stock to Mr. Silvers in connection with the execution of an amended employment agreement, for an aggregate purchase price of $2,000,000, or $10.00 per share, which was the closing price of Common Stock as listed on the Nasdaq National Market on that date. The sale of these shares to Mr. Silvers is subject to ratification by the shareholders of the Company at the Annual Meeting. See "Ratification of the January 27, 1999 Sale of 200,000 Shares of Common Stock to the Company's Chairman, President and Chief Executive Officer -- Proposal Number 3." In the event that the shareholders of the Company do not ratify the sale of these shares to Mr. Silvers, the sale will be rescinded and the other arrangements described in this paragraph will be canceled. On March 31, 1999, Mr. Silvers delivered to the Company, as payment of the purchase price for these shares, $20,000 in cash and a promissory note in the principal amount of $1,980,000 (the "Second Note"). To secure the payment of the Second Note, Mr. Silvers pledged all 200,000 of these shares to the Company. No principal or interest is payable under the Second Note prior to April 1, 2002. The interest and principal of the Second Note may be forgiven by the Company in certain circumstances involving a "change in control" of the Company. In addition to any possible future forgiveness, the Company has agreed to reimburse Mr. Silvers for all tax liabilities associated with any future forgiveness. See "Employment Agreements".

     On September 16, 1997, the Bank entered into a Consulting and Non-Competition Agreement with William J. Anderson, who retired as an Executive Vice President of the Bank in October 1997. Mr. Anderson remains a Director of the Bank, however. Pursuant to this agreement, as amended as of March 1, 1999, Mr. Anderson has agreed to assist the Bank in business development and other matters from time to time. Mr. Anderson will be paid $60,000 annually until December 31, 2005 under this agreement.

     The Company and the Bank obtained legal services during 1999, and anticipate obtaining these services in 2000, from the law firm of Bingham Dana LLP. Bruce C. Silvers, a partner at Bingham Dana LLP, is the brother of Brett N. Silvers, Chairman of the Board, President and Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of the Bank. Legal fees paid to Bingham Dana LLP for 1999 aggregated $1,285,000.

     The Bank has had, and expects to have in the future, various loan and other banking transactions in the ordinary course of business with the directors, executive officers and principal shareholders of the Company, the Bank and entities with which such persons may be associated. All of these transactions:
(i) have been and will be made in the ordinary course of business; (ii) have been and will be made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with unrelated persons; and (iii) in the opinion of management do not and will not involve more than the normal risk of collectibility or otherwise present other terms less favorable to the Bank than would otherwise be obtained with unrelated persons. As of December 31, 1999, the total dollar amount of extensions of credit to Directors and Named Executive Officers and any of their associates was approximately $194,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee includes Arnold L. Chase, Michael R. Carter, Cheryl A. Chase and Frank P. Longobardi, all of whom were independent, non-employee Directors of either the Company or the Bank.

EMPLOYMENT AGREEMENTS

     Brett N. Silvers entered into an employment agreement with the Company and the Bank, dated as of June 30, 1994, as amended July 3, 1997, January 27, 1999, and further amended on March 15, 2000, pursuant to which Mr. Silvers is employed as the Chairman of the Board, President and Chief Executive Officer of the Company and as Chairman and Chief Executive Officer of the Bank. The employment agreement provides for a base annual salary of $375,000, effective January 1, 1999, with annual increases determined by, and at the sole discretion of, the Company Board, plus various benefits including club memberships, life insurance and use of an automobile. The term of the agreement extends through June 30, 2001. If, during the term of the agreement, there occurs a material change in the authority and responsibility of Mr. Silvers, Mr. Silvers will have the right to terminate his employment and to receive severance pay equal to one year's salary. If, during the term, Mr. Silvers' employment is terminated by the Company without "cause" (as defined in the agreement), Mr. Silvers will also have the right to receive severance pay equal to one year's salary.

     In addition to these arrangements, the employment agreement contemplates that the Company Board and the Executive Committee of the Bank may award annual discretionary performance bonuses to Mr. Silvers. Furthermore, interest accrued on the promissory note delivered by Mr. Silvers to the Company in connection with Mr. Silvers' purchase of Common Stock in 1994 (see "Related Party Transactions"), and any interest that would have accrued in the future, was forgiven by the Company upon consummation of the Company's public offering in September 1997. In addition, the Company paid a bonus to Mr. Silvers in the amount of his resulting income tax liability. On January 27, 1999, the Company agreed to forgive the principal balance of the First Note and to release the shares of Common Stock from the pledge to which these shares were subject. In addition to this forgiveness of principal, the Company paid a bonus to Mr. Silvers in the amount of his resulting income tax liability.

     The employment agreement also provides that the interest and principal of the promissory note delivered by Mr. Silvers to the Company in connection with his purchase of an additional 200,000 shares of Common Stock (see "Related Party Transactions" and Proposal Number 3) will be forgiven by the Company, and any resulting income tax liability of Mr. Silvers will be paid by the Company, if
(a) Arnold L. Chase, Cheryl A. Chase, Rhoda L. Chase, and David T. Chase and their affiliates (the "Chase Stockholders") dispose of 50% or more of their beneficial ownership of Common Stock as of March 31, 1999 or of any successor to the Company (taking into consideration adjustments for any stock dividends, splits, combinations or exchanges, or otherwise subsequent to March 31, 1999), and (b) the average price per share of Common Stock received by the Chase Stockholders for all stock sold by them to persons and entities that are not Chase Stockholders was at least $30.00 per share (taking into consideration adjustments for any stock dividends, splits, combinations or exchanges, or otherwise subsequent to March 31, 1999) or a lesser amount as determined at the sole discretion of the Company Board.

     The employment agreement also provides that if the Chase Stockholders enter into an agreement to sell all or a majority of the Common Stock owned by them, they will cause the buyer to give Mr. Silvers the opportunity to sell the same percentage of his shares of Common Stock as the Chase Stockholders are selling, on the same terms as are applicable to the sale of shares by the Chase Stockholders.

     Further, in connection with the January 27, 1999 amendment of Mr. Silvers' employment agreement, the Company and Mr. Silvers' wife, Nancy W. Silvers, and the Silvers Family Trust (collectively, the "Silvers Family Stockholders"), to whom all of Mr. Silvers' shares of Common Stock have been transferred, have entered into a Registration Rights Agreement dated March 31, 1999. Under this Registration Rights Agreement, the Silvers Family Stockholders have the right, under certain circumstances, to require that the Company register all or a portion of their shares of Common Stock under the Securities Act of 1933, as amended. In addition, the Silvers Family Stockholders have the right to participate in future underwritten public offerings of shares of Common Stock by the Company.

     Leslie A. Galbraith entered into an employment agreement with the Bank, dated March 15, 2000, pursuant to which Ms. Galbraith is employed as President and Chief Operating Officer of the Bank. Ms. Galbraith's employment agreement provides for a base annual salary at the rate of $225,000, plus various benefits, including life and disability insurance. The term of her employment agreement extends through June 30, 2001.

     On March 15, 2000, the Company agreed to grant Ms. Galbraith additional options under the Company's Stock Option Plans to purchase 25,000 shares of Common Stock at an exercise price of $8.00 per share. These options are currently exercisable.

     Shaun P. Williams entered into an employment agreement with the Bank, dated March 6, 2000, pursuant to which Mr. Williams is employed as Executive Vice President, Chief Financial Officer and Treasurer of both the Company and the Bank. Mr. Williams' employment agreement provides for a base annual salary at the rate of $155,000, plus various benefits including life and disability insurance. The term of his employment agreement extends through February 28, 2002. On March 2, 2000, the Company agreed to grant Mr. Williams additional options under the Company's Stock Option Plans to purchase 15,000 shares of Common Stock at an exercise price of $8.00 per share. These options are currently exercisable.

     Under their respective employment agreements, if, (i) within one year after a "change in control" (as defined below) of the Company, there is a material reduction in the authority or responsibility of Ms. Galbraith or Mr. Williams or there is an involuntary relocation of his or her place of employment to a location more than 40 miles from the current headquarters of the Bank, or (ii) if his or her employment is terminated "without cause" (as defined in the employment agreement), he or she will have the right to terminate employment and to receive severance pay equal to one year's salary. In addition, all options held to purchase Common Stock become immediately exercisable. If, outside of the context of a "change in control" of the Company, the employment of Ms. Galbraith or Mr. Williams is otherwise terminated by the Company "without cause," he or she will have the right to receive severance pay equal to one year's salary.

     Under these employment agreements, a "change in control" of the Company is deemed to occur if Brett N. Silvers and his affiliates and the Chase Stockholders at any time cease in the aggregate to beneficially own at least 25% of the outstanding Common Stock or of any successor to the Company.

PERFORMANCE GRAPH

     The following table compares the total return on Common Stock for the period September 23, 1997 (the date of the Company's public offering of Common Stock) through December 31, 1999 against the cumulative total returns on the NASDAQ Stock Market Index (U.S.) and the NASDAQ Financial Stock Index during the same period. The NASDAQ Financial Index is comprised of the 100 largest financial organizations listed on the NASDAQ National Market tier of The NASDAQ Stock Market. The stock price performance on the graph below is not necessarily indicative of future stock price performance.
[NASDAQ PERFORMANCE GRAPH]

                                                                                                     FIRST INTERNATIONAL BANCORP,
                                                NASDAQ STOCK MARKET       NASDAQ FINANCIAL STOCKS                INC.
                                                -------------------       -----------------------    ----------------------------
Sept. 1997                                            100.00                      100.00                        100.00
Oct. 1997                                              94.00                      108.00                         75.00
Mar. 1998                                             110.00                      114.00                        100.00
June 1998                                             113.00                      111.00                         89.00
Sept. 1998                                            102.00                       92.00                         59.00
Dec. 1998                                             132.00                      105.00                         53.00
Mar. 1999                                             148.00                      103.00                         59.00
June 1999                                             162.00                      115.00                         81.00
Sept. 1999                                            165.00                      106.00                         62.00
Dec. 1999                                             240.00                      103.00                         50.00

                                               SEPT.   OCT.   MAR.   JUNE   SEPT.   DEC.   MAR.   JUNE   SEPT.   DEC.
                                               1997    1997   1998   1998   1998    1998   1999   1999   1999    1999
                                               -----   ----   ----   ----   -----   ----   ----   ----   -----   ----
Nasdaq Stock Market..........................   100     94    110    113     102    132    148    162     165    240
Nasdaq Financial Stocks......................   100    108    114    111      92    105    103    115     106    103
First International Bancorp, Inc. ...........   100     75    100     89      59     53     59     81      62     50

     This data assumes $100.00 invested on September 23, 1997, with all dividends reinvested, in each of the Common Stock, the NASDAQ Stock Market Index (U.S.) and the NASDAQ Financial Stock Index.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the ownership of the Common Stock as of February 1, 2000 by each of the Directors and the Named Executive Officers and the Directors and the Executive Officers as a group.

                                                                  BENEFICIAL     PERCENT
NAME                                                   STATUS    OWNERSHIP(1)    OF CLASS
----                                                   ------    ------------    --------
William J. Anderson..................................   (b)          34,225        *
Michael R. Carter....................................   (a)           6,125        *
Arnold L. Chase......................................   (a)       1,947,606(2)   23.58 %
Cheryl A. Chase......................................   (a)       1,774,884(3)   21.49 %
Craig M. Cooper......................................   (b)             250        *
Leslie A. Galbraith..................................  (b)(c)       211,931       2.57 %
Dean Goodermote......................................   (b)              88        *
Frank P. Longobardi..................................   (a)           8,725(4)     *
David G. Sandberg....................................   (b)          14,346        *
Brett N. Silvers.....................................  (a)(c)       814,600(5)    9.86 %
Kenneth R. Sonenclar.................................   (b)           8,800        *

                                                                  BENEFICIAL     PERCENT
NAME                                                   STATUS    OWNERSHIP(1)    OF CLASS
----                                                   ------    ------------    --------
Shaun P. Williams....................................   (c)          13,400        *
Douglas K. Woods.....................................   (b)             200        *
Directors and Executive Officers as a Group..........             4,835,180      58.54 %

---------------
 *  Shareholdings represent less than 1.00% of class

(a) Designates Director of the Company and the Bank

(b) Designates Director of the Bank only

(c) Designates Named Executive Officer

NOTES OF EXPLANATION:

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose or to direct the disposition of, such shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set opposite their respective names. Shares of Common Stock subject to options currently exercisable within sixty (60) days following February 1, 2000, are deemed outstanding for computing the share ownership and percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) Includes (i) 55,227 shares held as joint trustee with Stanley N. Bergman for the Arnold Chase Accumulation Trust I, a trust of which Mr. Chase and his children are the beneficiaries, (ii) 55,227 shares held as joint trustee with Stanley N. Bergman for the Arnold Chase Accumulation Trust II, a trust of which Mr. Chase and his children are the beneficiaries, (iii) 1,355 shares owned in joint tenancy with Sandra M. Chase, Mr. Chase's wife, (iv) 816,500 shares held as joint trustee with Kenneth N. Musen for The Arnold L. Chase Family Spray Trust, a trust of which Arnold L. Chase and his children are the beneficiaries, and (v) 250 exercisable options to purchase common stock.

    Does not include (i) 1,774,884 shares beneficially owned by Cheryl A. Chase, Mr. Chase's sister, (ii) 182,522 shares held by the Darland Trust, a trust which Rothschild Trust Cayman Ltd. is trustee and Cheryl A. Chase and her children are the primary beneficiaries, (iii) 138,169 shares owned by David
    T. Chase, Mr. Chase's father, and (iv) 55,000 shares owned by DTC Holdings Corporation a company of which Mr. Chase is a director and executive officer. Mr. Chase disclaims beneficial ownership over all shares beneficially owned by Mr. Chase's sister, father, The Darland Trust, and DTC Holdings Corporation. See "Nominees for Directors of the Company" for Mr. Chase's biography.

(3) Includes (i) 55,227 shares held as joint trustee with Stanley N. Bergman for the Cheryl A. Chase Accumulation Trust I, a trust of which Ms. Chase and her children are the beneficiaries, (ii) 55,227 shares held as joint trustee with Stanley N. Bergman for the Cheryl A. Chase Accumulation Trust II, a trust of which Ms. Chase and her children are the beneficiaries, (iii) 32,039 shares are held as joint trustee with Kenneth N. Musen for the Cheryl
    A. Chase Marital Trust, a trust of which Ms. Chase and her children are the beneficiaries, (iv) 816,500 shares held as joint trustee with Kenneth N. Musen for The Cheryl Anne Chase Family Spray Trust, a trust of which Cheryl
    A. Chase and her children are the beneficiaries, and (v) 250 exercisable options to purchase common stock.

    Does not include (i) 1,947,606 shares beneficially owned by Arnold L. Chase, Ms. Chase's brother, (ii) 182,522 shares held by the Darland Trust, a trust which Rothschild Trust Cayman Ltd. is trustee and Cheryl A. Chase and her children are the primary beneficiaries, (iii) 138,169 shares owned by David
    T. Chase, Mr. Chase's father, and (iv) 55,000 shares owned by DTC Holdings Corporation a company of which Mr. Chase is a director and executive officer. Ms. Chase disclaims beneficial ownership over all shares beneficially owned by Ms. Chase's brother, father, The Darland Trust, and DTC Holdings Corporation. See "Nominees for Directors of the Company" for Ms. Chase's biography.

(4) Includes 1,050 shares held in the name of Haggett, Longobardi & Company LLC, of which Mr. Longobardi is a partner and 925 shares held by Patricia Synhorst, Mr. Longobardi's wife.

(5) Includes (i) 100,000 shares owned by The Silvers Family Trust f/b/o Rebecca Anne Silvers, (ii) 100,000 shares owned by The Silvers Family Trust f/b/o Claudia Belle Silvers, and (iii) 414,600 shares owned by Mr. Silvers' wife. Also includes 200,000 shares which were sold by the Company to Mr. Silvers and which sale is the subject of Proposal Number 3. These 200,000 shares will not be voted at the Company's Annual Meeting. See "Ratification of the January 27, 1999 sale of 200,000 shares of the Company's Common Stock to its Chairman, President and Chief Executive Officer -- Proposal Number 3." Mr. Silvers is Chairman of the Board, Chief Executive Officer and President of the Company and Chairman of the Board and Chief Executive Officer of the Bank. See "Executive Officers of the Company and the Bank" for Mr. Silvers' biography.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and 10% shareholders to file reports of ownership (Form 3) and changes of ownership (Form 4) with respect to Common Stock with the Securities and Exchange Commission. These individuals are required to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of these filings, the Company believes that all forms required to be filed by these individuals were filed on a timely basis.

                           APPROVAL OF THE COMPANY'S
                             2000 STOCK OPTION PLAN
                              (PROPOSAL NUMBER 2)

     On March 2, 2000, the Company Board adopted, subject to shareholder approval, the First International Bancorp, Inc. 2000 Stock Option Plan (the "2000 Plan"), the text of which is attached as Annex A to this Proxy Statement. The material features of the 2000 Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the 2000 Plan. Shareholders are urged to read the 2000 Plan in its entirety. The 2000 Plan provides for the grant or award to officers, directors and employees of the Company of options ("Stock Options") to purchase shares of Common Stock. The 2000 Plan is not intended to be an incentive stock option plan within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and all Stock Options granted under the 2000 Plan will be "non-qualified" options.

  Purpose

     The purpose of the 2000 Plan is to attract and retain outstanding directors and key employees through the incentives of stock ownership. The Company Board believes that the establishment of the 2000 Plan and the provision of 150,000 shares of Common Stock to the 2000 Plan is necessary at this time in order for the Company to attract and retain employees and directors in an extremely competitive market. Accordingly, the Company proposes to establish the 2000 Plan and reserve 150,000 shares of Common Stock for issuance under the plan.

  Administration

     The 2000 Plan and Stock Options will be administered by the Company Board. Subject to plan provisions, the Company Board has complete authority in its discretion to determine the persons to be granted Stock Options, the time of granting the Stock Options, the number of shares subject to a Stock Option, the Stock Option price, the Stock Option period, the time at which a Stock Option is exercisable or may be settled, the method of payment and any other terms and conditions of a Stock Option.

     Subject to plan provisions, the Company Board has complete authority to interpret the 2000 Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Stock Option agreements, and to make all other determinations necessary or advisable for the administration of the 2000 Plan. Each determination made or taken pursuant to the provisions of the 2000 Plan by the Company Board shall be final and conclusive.

  Shares Subject to Plan

     A total of 150,000 shares (the "Shares") of Common Stock have been reserved for issuance under the 2000 Plan. The aggregate number of shares of Common Stock subject to issuance under the 2000 Plan, the numbers of shares of Common Stock issuable upon the exercise of Stock Options granted under the 2000 Plan, the number of shares thereafter included in each Stock Option grant, and the number, kind and price of shares covered by any outstanding Stock Options hereunder are subject to pro rata adjustment in the event of a stock dividend, stock split, stock combination, recapitalization, reorganization, merger, dissolution or similar corporate event.

     The 2000 Plan provides that in the event that the Company merges with another corporation or in case of any sale or conveyance to another company or entity of the property of the Company as a whole, any outstanding Stock Option will terminate and, to the extent that the value of the shares of stock, other securities or cash which a stockholder is entitled to receive for one share of Common Stock in connection with that transaction exceeds the Stock Option price, the holder of the Stock Option will be entitled to receive either cash or shares of stock or other securities equivalent in kind to the cash or those shares which a holder would have received if he or she had exercised the Stock Option and held the number of shares of Common Stock upon that exercise immediately prior to the consolidation, merger, sale or conveyance and with a value equal to that excess amount multiplied by the number of shares he or she would have received if he or she so exercised the Stock Option at that time.

  Eligibility

     Key officers of the Company are eligible for discretionary awards of Stock Options under the 2000 Plan in amounts and at prices determined by the Company Board. See "Exercise Price" below. In addition, non-employee directors of the Company and the Bank are eligible to receive certain automatic grants of Stock Options under the 2000 Plan. See "Stock Options to Directors."

  Stock Options to Directors

     The 2000 Plan also provides that immediately after the annual meeting of shareholders of the Company each year during the term of the 2000 Plan, directors (other than employee directors) of the Company or the Bank who physically attend at least 75% of the number of Company Board or Bank Board meetings (including applicable committee meetings), as applicable, in the preceding year will be granted Stock Options to purchase 1,000 shares of Common Stock. Directors of the Company who are also directors of the Bank will be entitled to receive in any year Stock Options for 1,000 shares. The other terms of these Stock Options are identical to those governing other Stock Options granted under the 2000 Plan. These automatic grants are the only Stock Options to which non-employee directors of the Company and the Bank are eligible.

  Transferability of Stock Options

     Stock Options are not transferable except by will or pursuant to the laws of descent and distribution. They may be exercised during the life of the optionee only by the optionee or by a representative of the optionee.

  Termination and Expiration of Stock Options

     Stock Options granted pursuant to the 2000 Plan must be exercised before their expiration date. Unexercised Stock Options terminate ninety (90) days after the termination of employment or cessation of directorship.

  Exercise of Stock Options

     Stock Options may be exercised by giving written notice to the Company pursuant to provisions of the 2000 Plan and accompanied by full payment for the shares. Payment for the shares is generally governed by the terms of individual stock option agreements executed by option holders at the time of grant.

  Exercise Price

     Under the 2000 Plan, the Company Board determines the exercise price of any Stock Option although the exercise price must not be less than 100% of the fair market value of the Common Stock on the date of grant.

  Tax Consequences

     The following summarizes certain aspects of the federal income tax consequences of the grant and exercise of the Stock Options, and the disposition of shares of Common Stock received upon the exercise or award. Except as noted below, this discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"). The Code is subject to amendment at any time, and continuing interpretation by the Internal Revenue Service. Stock Option holders should therefore consult their own tax advisors as to the specific consequences to him or her relating to the grant and exercise of the Stock Options and the disposition of shares of Common Stock received upon that exercise under federal law, and under state, local, and other applicable tax laws as to which no information is herein provided.

     An optionee will not be taxed at the time of grant of a Stock Option; upon exercise, however, he or she will generally realize compensation income to the extent the then fair market value of the stock exceeds the option price. The Company will generally have a tax deduction to the extent that, and at the time that, an Optionee realizes compensation income with respect to an option.

  Termination and Amendment of Plan

     The Company Board may at any time terminate or amend the 2000 Plan as it deems advisable. Notwithstanding the foregoing, no termination or amendment to the 2000 Plan may adversely affect the rights of an optionee to whom Stock Option has been granted without the consent of the holder of that Stock Option.

     Presently, approximately 105 people would be eligible to be considered for awards under the 2000 Plan. It is not possible to determine the number of Stock Options that will be awarded under the 2000 Plan in the future to any particular individual. No Stock Options have been granted under the 2000 Plan.

            THE COMPANY BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE
              "FOR" THE APPROVAL OF THE 2000 STOCK OPTION PLAN AND
     THE RESERVATION OF 150,000 SHARES OF COMMON STOCK UNDER THE 2000 PLAN

                  RATIFICATION OF THE JANUARY 27, 1999 SALE OF
                  200,000 SHARES OF THE COMPANY'S COMMON STOCK
             TO ITS CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              (PROPOSAL NUMBER 3)

     On January 27, 1999, in connection with the amendment of the employment agreement between the Company and Brett N. Silvers, Chairman, President and Chief Executive Officer of the Company, the Company agreed to sell to Mr. Silvers 200,000 shares of Common Stock (the "Shares") at a purchase price of $10.00 per share. This per share purchase price represented the closing price of the Common Stock on the Nasdaq National Market on January 27, 1999, the date on which the Company Board approved the terms of Mr. Silvers' amended employment agreement and the other arrangements described in this Proxy Statement. See "Employment Agreements." The amendment to Mr. Silvers' employment agreement and the sale of the Shares did not actually occur until March 31, 1999, at which time the closing price of the Common Stock was $9.50 per share. No adjustment was made, however, to the purchase price of the Shares.

     As payment of the aggregate purchase price for the Shares, Mr. Silvers delivered to the Company $20,000 in cash (which was paid to him as a bonus by the Company) and a promissory note for the balance of the purchase price. In addition, the promissory note delivered by Mr. Silvers was secured by a recourse pledge of these Shares. For a more detailed discussion of Mr. Silvers' employment agreement and these other arrangements, see "Related Party Transactions" and "Employment Agreements."

     The Company has determined that it is appropriate to obtain shareholder ratification of the sale of the Shares to Mr. Silvers to ensure full compliance with the requirements of the Nasdaq National Market, on which the Common Stock is listed. The Company believes that the sale of the Shares and the terms of Mr. Silvers' employment agreement and the other arrangements described in this Proxy Statement are in the best interests of the Company. The Company Board believes that as Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of the Bank, the retention of Mr. Silvers is critical to the future success of the Company and the Bank. In addition, the Company Board believes that the sale of the Shares will enable the Company and the Bank to continue to retain the services of Mr. Silvers through the incentives of stock ownership.

     Following the sale of the Shares, the Company and Mr. Silvers entered into a lock-up agreement covering the Shares. Under this agreement, the Company undertook to submit to the shareholders of the Company at the next meeting of shareholders (i.e., the 2000 Annual Meeting) a proposal to ratify the sale of the Shares to Mr. Silvers. Mr. Silvers agreed that until the shareholders of the Company ratify the sale of the Shares to him, he will not vote or transfer the Shares. Therefore, at the Annual Meeting, the Shares will not be voted on this proposal. Assuming that the shareholders of the Company ratify the sale of the Shares, these restrictions will terminate. In the event that the shareholders of the Company fail to ratify the sale of the Shares, the sale of the Shares and the other arrangements described above will be rescinded.

 THE COMPANY BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF
   THE SALE OF THE SHARES TO BRETT N. SILVERS, CHAIRMAN, PRESIDENT AND CHIEF
                               EXECUTIVE OFFICER.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company Board, upon the recommendation of the Audit Committee, has selected the firm of PricewaterhouseCoopers LLP, independent public accountants, as auditors of the Company for 2000. The Company has been advised by this firm that neither it nor any members or associates of such firm has any relationship with the Company or the Bank other than as independent auditors.

     It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of the Company and that they will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company Board knows of no additional matters which are likely to be presented for action at the Annual Meeting other than the proposals specifically set forth in the Notice and referred to in this Proxy Statement. If any other matter properly comes before the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting under the proxy will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

          SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Shareholders who desire to submit proposals for the consideration of the Company's shareholders at its Annual Meeting of Shareholders in 2001, will be required, pursuant to Rule 14a-8 of the Securities and Exchange Commission, to deliver their proposal to the Company on or prior to December 2, 2000. Please forward any shareholder proposals to the Secretary of the Company at the address indicated below.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report, including financial statements for the Company, has been mailed to all shareholders with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material. Additional copies of the Annual Report may be obtained by shareholders of the Company without charge upon written request to the Secretary of the Company at the address indicated below.

                                          By Order of the Board of Directors

                                          /s/ Leslie A. Galbraith
                                          Leslie A. Galbraith
                                          Secretary
                                          First International Bancorp, Inc.
                                          280 Trumbull Street
                                          Hartford, Connecticut 06103
                                          April 3, 2000

                               FORM OF PROXY CARD

                                   [SIDE ONE]


                        FIRST INTERNATIONAL BANCORP, INC.

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

               2000 ANNUAL MEETING OF SHAREHOLDERS ON MAY 2, 2000

         The undersigned hereby appoints Leslie A. Galbraith and Shaun P. Williams and each of them proxies, each with power of substitution, to vote at the 2000 Annual Meeting of Shareholders of FIRST INTERNATIONAL BANCORP, INC. to be held on Tuesday, May 2, 2000 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified on the reverse side of this ballot on the: (i) election of directors, (ii) the approval of the Company's 2000 stock option plan and reservation of shares under this plan, (iii) the ratification of a stock sale to Brett N. Silvers, Chairman, President and Chief Executive Officer, and (iv) in accordance with their discretion, the transaction of any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

                 (TO BE CONTINUED AND SIGNED ON THE OTHER SIDE)

                                   [SIDE TWO]

                                                                PLEASE MARK YOUR
                                                           VOTES AS INDICATED IN
                                                                THIS EXAMPLE [X]

1.       ELECTION OF DIRECTORS                                           Nominees:  Arnold L. Chase, Cheryl A. Chase
FOR all  nominees          WITHHOLD                                      Instruction:  To withhold authority to vote for
listed to the right        AUTHORITY                                     any individual nominee, write that nominee's name
(except as marked          To vote for all                               in the space provided below.
to the contrary)           nominees listed
                           to the right

      \ \                      \ \                                       ------------------------------------


2. APPROVAL OF THE COMPANY'S 2000 STOCK OPTION PLAN. The Board of Directors recommends a vote FOR the proposal to approve the 2000 Plan and the reservation of 150,000 shares of common stock thereunder.

         FOR   \ \      AGAINST   \ \       ABSTAIN   \ \

3. RATIFICATION AND APPROVAL OF THE JANUARY 27, 1999 SALE OF 200,000 SHARES OF THE COMPANY'S COMMON STOCK TO ITS CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER. The Board of Directors recommends a vote FOR the proposal to ratify and approve the sale of 200,000 shares of the Company's Common Stock to its Chairman, President and Chief Executive Officer.

         FOR   \ \      AGAINST   \ \       ABSTAIN   \ \

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS, FOR THE APPROVAL OF THE COMPANY'S 2000 STOCK OPTION PLAN AND FOR THE RATIFICATION AND APPROVAL OF THE JANUARY 27, 1999 SALE OF 200,000 SHARES OF THE COMPANY'S COMMON STOCK TO ITS CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, AND UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING IN THE APPOINTED PROXIES' DISCRETION.

PLEASE DATE, SIGN AS NAME APPEARS HEREON, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.

THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF A COPY OF THE ACCOMPANYING NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS AND RELATED PROXY STATEMENT.

SIGNATURE ______________ DATE ______  SIGNATURE ______________ DATE ______
NOTE: (Executors, administrators, trustees, custodians, etc. should indicate capacity in which signing. When stock is held in the name of more than one person, each person should sign the proxy.)

Please check here if you plan to attend the Annual Meeting. \ \

                                                                         ANNEX A

                       FIRST INTERNATIONAL BANCORP, INC.

                             2000 STOCK OPTION PLAN

1. PURPOSE

     The purpose of the First International Bancorp, Inc. 2000 Stock Option Plan is to encourage ownership of common stock of the Company by directors and officers of the Company and its Affiliates and to provide additional incentives for them to promote the success of the Company's business through the grant of options to purchase shares of the Company's common stock. The 2000 Stock Option Plan is not intended to be an "incentive stock option" plan within the meaning of Section 422 of the Code and all Awards granted hereunder are required to be Nonstatutory Options.

2. DEFINITIONS

     As used in this Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

          2.1. Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

          2.2. Award means any grant of Options pursuant to the Plan.

          2.3. Board means the Company's Board of Directors.

          2.4. Code means the Internal Revenue Code of 1986, as amended from time to time, or any statute successor thereto, and any regulations issued from time to time thereunder.

          2.5. Common Stock means common stock, par value $0.10 per share, of the Company.

          2.6. Company means First International Bancorp, Inc., a corporation organized under the laws of the State of Delaware.

          2.7. Directors means directors of the Company or of any direct or indirect subsidiary of the Company, other than those directors of the Company or such subsidiary of the Company who are employees of the Company or such subsidiary.

          2.8. Grant Date means the date as of which an Option is granted, as determined under Section 7.1.

          2.9. Market Value means (a) the closing price of shares of Common Stock on the primary stock exchange on which Common Stock is traded, if Common Stock is traded on a stock exchange, or (b) the average of the closing bid and asked prices for shares of Common Stock, if Common Stock is not traded on a stock exchange but is publicly traded, or (c) such price per share as is determined by the Board or by an independent appraiser retained by the Board, if shares of Common Stock are not publicly traded.

          2.10. Nonstatutory Option means any Option that is not an Option which by its terms is to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

          2.11. Officer means an employee of the Company or any of its Affiliates who has been appointed as a Vice President or a higher position with the Company or any of its Affiliates.

          2.12. Option means an option to purchase shares of Common Stock.

          2.13. Option Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

          2.14. Optionee means a Participant to whom an Award shall have been granted under the Plan.

          2.15. Participant means any holder of an outstanding Option under the Plan.

          2.16. Plan means this 2000 Stock Option Plan of the Company, as amended from time to time.

3. TERM OF THE PLAN

     Unless the Plan shall have been earlier terminated by the Board, Options may be granted hereunder at any time in the period commencing on the approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company's stockholders. Awards granted pursuant to the Plan within such period shall not expire solely by reason of the termination of the Plan.

4. STOCK SUBJECT TO THE PLAN

     At no time shall the number of shares of Common Stock issued pursuant to or subject to outstanding Options granted under the Plan exceed 150,000 shares of Common Stock; subject, however, to the provisions of Section 8 of the Plan. For purposes of applying the foregoing limitation, if any Option expires, terminates, or is cancelled for any reason without having been exercised in full, the shares not purchased by the Optionee shall again be available for Options thereafter to be granted under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5. ADMINISTRATION

     The Plan shall be administered by the Board. The Board may act hereunder through a committee of two or more of its members, in which case references herein to the administration of the Plan by the Board shall instead refer to such committee. Subject to the provisions of the Plan, the Board shall have complete authority, in its discretion, to make or to select the manner of making all necessary determinations with respect to each Option to be granted by the Company under the Plan in addition to any other determination allowed the Board under the Plan including the Officer to receive the Option. In making such determinations, the Board may take into account the nature of the services rendered by any Officer, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Board in its discretion shall deem relevant. Subject to the provisions of the Plan, the Board shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations made in good faith on matters referred to in this Plan shall be conclusive.

6. AUTHORIZATION AND ELIGIBILITY

     Pursuant and subject to the terms of this Plan, the Board may grant from time to time and at any time prior to the termination of the Plan any number of Options to any Officer as the Board shall in its discretion determine. Options to Directors may only be granted pursuant to Section 7.7 hereof.

     Each grant of an Option shall be subject to all applicable terms and conditions of the Plan, and such other terms and conditions, not inconsistent with the terms of the Plan, as the Board may prescribe. No prospective Participant shall have any rights with respect to a grant of Options, unless and until such Participant has executed an agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

7. SPECIFIC TERMS OF OPTIONS

     7.1. Date of Grant. The granting of an Option shall take place at the time specified in the Option Agreement.

     7.2. Exercise Price. The price at which shares may be acquired under each Option shall be not less than 100% of the Market Value of Common Stock on the Grant Date.

     7.3. Option Period. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date.

     7.4. Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Board may determine. In the case of an Option not otherwise immediately exercisable in full, the Board may accelerate the exercisability of such Option in whole or in part at any time.

     7.5. Termination of Association with the Company. Unless the Board shall provide otherwise in the grant of a particular Option under the Plan, if the Optionee's employment or other association with the Company and its Affiliates is terminated, whether voluntarily or otherwise, any outstanding Option of the Optionee shall cease to be exercisable in any respect not later than ninety (90) days following such termination and, for the period it remains exercisable following termination, shall be exercisable only to the extent exercisable at the date of termination.

     7.6. Exercise of Option. An Option may be exercised by the Optionee giving written notice to the Company, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash, or certified or bank check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, if the Board had so authorized on the grant of any particular Option hereunder (and subject such conditions, if any, as the Board may deem necessary to avoid adverse accounting effects to the Company) by delivery of that number of shares of Common Stock having a Market Value equal to the exercise price of the shares to be purchased. Receipt by the Company of such notice and payment shall constitute the exercise of the Option. Within 30 days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable. Nothing herein shall be construed to preclude the Company from participating in a so-called "cashless exercise", provided the Optionee or other person exercising the Option and each other party involved in any such exercise shall comply with such procedures, and enter into such agreements, of indemnity or otherwise, as the Company shall specify.

     7.7.  Automatic Grants to Directors.

          (a) Options to Directors shall be granted only pursuant to this
     Section 7.7 and, notwithstanding any other provision of the Plan, this
     Section 7.7 shall govern the specific terms and conditions of such Options. Immediately subsequent to the annual meeting of shareholders of the Company each year during the term of the Plan (the "Director Option Date"), commencing with the 2000 Director Option Date, each Director who was a Director immediately prior to such annual meeting and who physically attended at least 75% of the sum of (A) the meetings of the Board of the Company (if such person is a Director of the Company) (including for such purpose meetings of committees of which such person is a member) and (B) the meetings of any subsidiary thereof of which such person is a Director (including for such purpose meetings of committees of which such person is a member) since the previous year's annual meeting (or, if such person became a Director after the previous year's annual meeting, during the time that such person was a Director) shall receive an Option to purchase 1,000 shares of Common Stock. Each Director who was not a Director immediately prior to such annual meeting shall also receive an Option to purchase 1,000 shares of Common Stock.

          (b) Each Option granted to a Director under this paragraph shall remain outstanding for a term of ten years. Each such Option shall vest and become exercisable 25% one year after the granting of the option; 50% two years after the granting of the option; 75% three years after the granting of the option; and 100% four years after the granting of the option; by way of example, if 12% of the option is exercised between one year and two years after the granting of the option, an additional 38% of the option may be exercised after two years. If a person is a director of more than one entity, such Director nevertheless may only receive one 1,000 share Option in any year under this paragraph (b). The exercise price for Options granted hereunder to Directors shall be 100% of the Market Value of Common Stock on the applicable Director Option Date.

8.  ADJUSTMENTS FOR CORPORATE TRANSACTIONS

     8.1. Stock Dividend, Etc. In the event of any dividend on Common Stock payable in Common Stock or any split-up or contraction in the number of shares of Common Stock after the date of an Option Agreement evidencing an Award, the remaining number of shares of Common Stock subject to such Award and the price to be paid for any share subject to the Award, if any, shall be proportionately adjusted.

     8.2. Stock Reclassification. In the event of any reclassification or change of outstanding shares of Common Stock, immediately thereafter (and subject to further adjustment for subsequent events) any outstanding Award shall thereafter relate to shares of stock or other securities equivalent in kind and value to those shares which the Participant would have received if he or she had held of record the full remaining number of shares of Common Stock subject to the Award immediately prior to such reclassification or change.

     8.3. Consolidation or Merger. In case of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole, any outstanding Award shall terminate and, to the extent that the value of the shares of stock, other securities or cash which a stockholder is entitled to receive for one share of Common Stock in connection with such transaction exceeds the option price of the Award, the Optionee shall be entitled to receive either cash or shares of stock or other securities equivalent in kind to the cash or those shares which a holder would have received if he or she had exercised the Award and held the number of shares of the Common Stock upon such exercise immediately prior to such consolidation, merger, sale or conveyance and with a value equal to such excess amount multiplied by the number of shares he or she would have received if he or she so exercised the Award at such time.

     8.4. Related Matters. Any adjustment required by this Section 8 shall be determined and made by the Board. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Common Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of Common Stock of the nature contemplated by this Section 8, the number of shares of Common Stock available for the purposes of the Plan as stated in Section 4 shall be correspondingly adjusted.

9. SETTLEMENT OF AWARDS

     9.1. Investment Representation. The Company shall be under no obligation to issue any shares of Common Stock covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

     9.2. Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any shares of Common Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Common Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense.

     9.3. Tax Withholding. Whenever shares of Common Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. However, in such cases, Participants may elect, subject to the approval of the Board, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Participants may only

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elect to have shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Board, deems appropriate.

     The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.

10. NONTRANSFERABILITY OF AWARDS

     Except as otherwise provided in this Section, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant's rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant's legal representative.

11. LIMITATION OF RIGHTS IN STOCK; NO SPECIAL SERVICE RIGHTS

     A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Common Stock issuable pursuant to an Award, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the Participant or his agent. Nothing contained in the Plan or in any Option Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), at any time to terminate such employment agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or other association with the Company and its Affiliates.

12. TERMINATION AND AMENDMENT OF THE PLAN

     The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not amend Section 7.7 of the Plan more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder. No termination or amendment of the Plan may, without the consent of any recipient of an Award granted hereunder, adversely affect the rights of such recipient under such Award. The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, provided as amended such Award is consistent with the terms of the Plan, but no such amendment shall impair the rights of the recipient of such Award without his or her consent.

13. GOVERNING LAW

     The Plan and all Option Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

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